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                                                                    Exhibit (a)4

                           OFFER TO PURCHASE FOR CASH

                 ANY OR ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                       AT
                              $17.50 NET PER SHARE
                                       BY

                TRANSCONTINENTAL REALTY ACQUISITION CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF
                        AMERICAN REALTY INVESTORS, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
     NEW YORK CITY TIME, ON DECEMBER 13, 2002, UNLESS THE OFFER IS EXTENDED

Dated: November 15, 2002

To Brokers, Dealers, Banks,
Trust Companies and Other Nominees:

     We have been engaged by Transcontinental Realty Acquisition Corporation, a Nevada corporation (the "Purchaser") and wholly-owned subsidiary of American Realty Investors, Inc., a Nevada corporation (the "Parent"), to act as Information Agent in connection with the Purchaser's offer to purchase any or all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Transcontinental Realty Investors, Inc., a Nevada corporation (the "Company"), at $17.50 per Share (the "Offer Price"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated November 15, 2002 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer").

     Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee. Enclosed herewith are copies of the following documents:

     1. Offer to Purchase, dated November 15, 2002;

     2. Letter of Transmittal to be used by stockholders of the Company in accepting the Offer;

     3. A printed form of letter that may be sent to your clients for whose account you hold Shares in your name or in the name of a nominee, with space provided for obtaining such client's instructions with regard to the Offer;

     4. Notice of Guaranteed Delivery;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. Return envelope addressed to the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER
AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 13, 2002, UNLESS EXTENDED.
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     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed, and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

     NEITHER THE PURCHASER NOR PARENT WILL PAY ANY FEES OR COMMISSIONS TO ANY BROKER OR DEALER OR OTHER PERSON (OTHER THAN THE INFORMATION AGENT AS DESCRIBED IN THE OFFER TO PURCHASE) IN CONNECTION WITH THE SOLICITATION OF TENDERS OF SHARES PURSUANT TO THE OFFER. YOU WILL NOT BE REIMBURSED BY THE PURCHASER OR PARENT FOR ANY MAILING AND HANDLING EXPENSES INCURRED BY YOU IN FORWARDING THE ENCLOSED OFFERING MATERIALS TO YOUR CUSTOMERS.

     Questions and requests for additional copies of the enclosed material may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                          Very truly yours,

                                          GEORGESON SHAREHOLDER
                                          COMMUNICATIONS, INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, THE DEPOSITARY OR THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

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